UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

Progressive Care Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Ansin Blvd., Suite A

Hallandale Beach, FL 33009

(Address of Principal Executive Offices) (Zip Code)

(305) 760-2053

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.03. Material Modifications to Rights of Security Holders.

On December 29, 2022, Progressive Care Inc. (the “Company”) filed a Certificate of Amendment to Articles of Incorporation (the “Amendment to Articles”) with the Secretary of State of the State of Delaware. Pursuant to the Amendment to Articles each 200 shares of the Company’s common stock outstanding was converted into one share of common stock of the Company (the “Reverse Stock Split”) and the number of shares of common stock that the Company is authorized to issue was reduced to 100 million (the “Reduction in Authorized Stock”). The Reverse Stock Split and the Reduction in Authorized Stock were approved by the Board of Directors of the Company (the “Board”) and the shareholders. The Common Stock will continue to trade on the OTCQB Marketplace (“OTCQB”) operated by OTC Markets Group Inc. under the symbol “RXMD” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred. The Financial Industry Regulatory Authority (FINRA) effected the Reverse Stock Split in the marketplace on December 30, 2022.

The Reverse Stock Split affected all stockholders uniformly and did not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split resulted in a stockholder owning a fractional share. Stockholders holding shares through a brokerage account did not have to take any action in connection with the Reverse Stock Split, as their shares were automatically adjusted to reflect the 1-for-200 reverse stock split.

The foregoing description of the Amendment to Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Articles, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth in Items 3.03 and 5.03 is hereby incorporated by reference.

On December 30, 2022, the Company issued a press release announcing the reverse stock split. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in Item 7.01 of this Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Items

Items 3.03 and 5.03 are hereby incorporated by reference.

Effective December 30, 2022, as a result of the Reverse Stock Split, each 200 shares of the Company’s common stock outstanding automatically converted into one share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, any fractional shares resulting from the Reverse Stock Split will be rounded up to the next largest whole common stock share.

The Company’s shares will continue to trade on the OTC Marketplace under the symbol “RXMD” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred.

The Reverse Stock Split has no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.

3.1	Certificate of Amendment to the Certificate of Incorporation
99.1	Press Release Announcing Reverse Stock Split
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: January 4, 2023	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chief Executive Officer